     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 2000



                                                      REGISTRATION NO. 333-40200

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                         ------------------------------

                                  PROPEL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                4812                               36-4291950
  (State or other jurisdiction of         (Primary Standard Industrial                 (IRS Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                           425 NORTH MARTINGALE ROAD
                                   18TH FLOOR
                           SCHAUMBURG, ILLINOIS 60173
                                 (847) 435-3700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                               J. MICHAEL NORRIS
                                  PROPEL, INC.
                           425 NORTH MARTINGALE ROAD
                                   18TH FLOOR
                           SCHAUMBURG, ILLINOIS 60173
                                 (847) 435-3700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

     THOMAS P. HOLDEN            MICHELLE M. WARNER             GERALD T. NOWAK            ANDREW R. SCHLEIDER
       PROPEL, INC.                MOTOROLA, INC.              KIRKLAND & ELLIS            SHEARMAN & STERLING
 425 NORTH MARTINGALE ROAD    1303 EAST ALGONQUIN ROAD      200 EAST RANDOLPH DRIVE       599 LEXINGTON AVENUE
        18TH FLOOR           SCHAUMBURG, ILLINOIS 60196     CHICAGO, ILLINOIS 60601     NEW YORK, NEW YORK 10022
SCHAUMBURG, ILLINOIS 60173         (847) 576-5000               (312) 861-2000               (212) 848-4000
      (847) 435-3700

                         ------------------------------

          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this registration statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /


                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVENESS UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission registration fee and the Nasdaq National Market listing fee.

                            ITEM                               AMOUNT
                            ----                               ------
Securities and Exchange Commission registration fee.........  $132,000
NASD registration fee.......................................    30,500
Nasdaq listing fee..........................................     *
Blue Sky qualification fees and expenses....................     *
Legal fees and expenses.....................................     *
Accounting fees and expenses................................     *
Transfer agent and registrar fees...........................     *
Directors and officers insurance............................     *
Printing and engraving expenses.............................     *
Miscellaneous expenses......................................     *
                                                              --------
    Total...................................................  $  *
                                                              ========

------------------------

*  To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    GENERAL CORPORATION LAW

    Propel is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director has actually and reasonably incurred.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

CERTIFICATE OF INCORPORATION

    Propel's Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

    All of Propel's directors and officers are covered by insurance policies maintained by it against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    In connection with its incorporation and organization on February 24, 1999,
Propel issued       shares of common stock to Motorola, Inc. Propel believes
that this issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS

    Reference is made to the attached "Exhibit Index."

    (B) FINANCIAL STATEMENT SCHEDULES.

    Not applicable.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes to provide the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as the indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted as to directors, officers and controlling persons of the registrant under the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

    (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Propel, Inc. has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on July 21, 2000.



                                                       PROPEL, INC.

                                                       By:  /s/                  *
                                                            -----------------------------------------
                                                            J. Michael Norris
                                                            CHIEF EXECUTIVE OFFICER AND PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURES                             CAPACITY                   DATES
                      ----------                             --------                   -----
      /s/            *
      ---------------------------------           Principal Executive Officer       July 21, 2000
      J. Michael Norris                             and Director

      /s/ RICHARD D. HANING                       Principal Financial and
      ---------------------------------             Accounting Officer and          July 21, 2000
      Richard D. Haning                             Director

      /s/            *
      ---------------------------------           Director                          July 21, 2000
      Theodore W. Schaffner

      /s/            *
      ---------------------------------           Director                          July 21, 2000
      Richard D. Severns



*By:                  /s/ RICHARD D. HANING
             --------------------------------------
                        Richard D. Haning
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                                   DESCRIPTION
       ------                                   -----------
         *1.1           Form of Underwriting Agreement.

         *3.1           Form of Restated Certificate of Incorporation of Propel,
                        Inc.

         *3.2           Form of Amended and Restated Bylaws of Propel, Inc.

         *4.1 Form of certificate representing shares of common stock of Propel. Inc.

         *5.1           Opinion of Kirkland & Ellis.

        *10.1           Form of Master Separation Agreement by and between
                        Propel, Inc. and Motorola, Inc.

        *10.2           Form of Transitional Services Agreement by and between
                        Propel, Inc. and Motorola, Inc.

        *10.3 Form of Israel Transitional Services Agreement by and between Propel, Inc. and Motorola, Inc.

        *10.4 Form of Israeli Separation, IPO and Distribution Agreement by and between Propel, Inc. and Motorola, Inc.

        *10.5           Form of Tax Sharing Agreement by and between Propel, Inc.
                        and Motorola, Inc..

        *10.6           Form of Registration Rights Agreement by and between
                        Propel, Inc. and Motorola, Inc.

        *10.7           Form of Employee Matters Agreement by and between
                        Propel, Inc. and Motorola, Inc.

       **10.8           Form of Wireless Products Distribution Agreement among
                        Propel, Inc., Motorola, Inc. and Motorola Israel, Ltd.

        *10.9           Propel, Inc. Incentive Compensation Plan

        *10.10          Form of Change in Control Agreement

        *21.1           Subsidiaries of Propel, Inc.

        *23.1           Consent of Kirkland & Ellis (included in Exhibit 5.1).

        *23.2 Consent of KPMG LLP relating to the consolidated financial statements of Propel, Inc.

        *23.3 Consent of PricewaterhouseCoopers relating to the consolidated financial statements of Compania de
                        Radiocomunicaciones Moviles S.A.

        *23.4 Consent of Mancera-Ernst & Young International relating to the consolidated financial statements of Baja Celular
                        Mexicana, S.A. de C.V.

        *23.5 Consent of Deloitte & Touche relating to the consolidated financial statements of Entel Telefonia Personal S.A.

        *23.6 Consent of KPMG relating to the consolidated financial statements of Tricom, S.A.

        *23.7 Consent of KPMG Auditores Independentes relating to the financial statements of Global Telecom S.A.

        *23.8           Consent of PricewaterhouseCoopers relating to the financial statements of Abiatar S.A.

        *23.9           Consent of Somekh Chaikan (a member firm of KPMG
                        International) relating to the consolidated financial statements of Pelephone Communications Ltd.

        *23.10 Consent of KPMG Hazem Hassan relating to the consolidated financial statements of MobiNil for Telecommunications.

        *23.11          Consent of KPMG Lietuva relating to the financial statements of UAB Omnitel.

        *23.12          Consent of Saba & Co. relating to the consolidated financial statements of Pella Investment Company.

       EXHIBIT
       NUMBER                                   DESCRIPTION
       ------                                   -----------
        *23.13          Consent of PricewaterhouseCoopers relating to the
                        consolidated financial statements of Hutchison Telephone
                        Company Limited.

         24.1           Power of Attorney (included in Part II to the Registration
                        Statement previously filed).

        *27.1           Financial Data Schedules.


------------------------

 *  To be filed by amendment.


** Filed herewith and subject to a confidential treatment request pursuant to Rule 406. A complete copy of this exhibit has been filed separately with the Securities and Exchange Commission.